EXHIBIT 10.5

TRADEMARK LICENSE AGREEMENT

This trademark license and marketing agreement (the “Agreement”) is made and entered into as of January 3, 2025 (the “Effective Date”), by and between DEP Nevada, Inc., a Nevada corporation (the “Licensor”) and Fox Farms LLC, a Nevada limited liability company (“Licensee”). Licensor and Licensee are each referred to herein as a “Party” and are collectively referred to herein as the “Parties.”

WHEREAS, Licensor (as seller), Licensee (as buyer), and Nevada Medical Group, LLC, a Nevada limited liability company (the “Company”) are contemporaneously entering into that certain membership interest purchase agreement, as amended (the “MIPA”) wherein the Licensee is purchasing 100% of the equity of the Company from the Licensor;

WHEREAS, Licensor is the owner of or has the right to license certain Licensed Marks (as defined below) which Licensed Marks were previously utilized by the Company in its commercial cannabis cultivation and distribution activities prior to the closing date of the MIPA;

WHEREAS, following the closing date of the MIPA, the Licensee desires to be able to continue to utilize the Licensed Marks in a similar use and manner as the Company utilized the Licensed Marks;

WHEREAS, subject to the terms and conditions of this Agreement, the Licensor is willing to grant the Licensee a license to utilize the Licensed Marks for the Permitted Use (defined below) in connection with its commercial cannabis cultivation and commercial cannabis distribution activities which take place at or originate from its facility located at 3375 Pepper Lane, Las Vegas, Nevada 89120 (the “Premise”);

WHEREAS, these Recitals are hereby incorporated and made a part of this Agreement.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, do promise and agree as follows:

1. DEFINITIONS

a. “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

b. “Applicable Law” means any and all applicable local, state and federal laws, rules and regulations applicable to the Licensee’s operations; including but not limited to, the city’s municipal code and ordinances, NRS Title 56, and the CCB regulations promulgated thereunder, provided, however, that notwithstanding anything to the contrary contained herein, the CSA shall for purposes hereof not constitute an Applicable Law, and a violation of the CSA shall not be deemed to constitute non-compliance with Applicable Law as used herein.

i. “CSA” means 21 U.S.C. § 811, et seq. and all regulations promulgated thereunder.

ii. “NRS Title 56” means Title 56 of the Nevada Revised Statutes as may be amended.

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c. “Cannabis Permits” means the current licenses, authorizations, and/or permits which the Company holds immediately prior to the MIPA closing date which allow it to engage in commercial cannabis distribution, production and cultivation at the Premise, and the same or similar which Licensee may acquire by assignment or otherwise to engage in commercial cannabis distribution, production and cultivation at the Premise.

d. “Change of Control” shall mean (i) the sale, transfer, or assignment (whether in a single transaction or multiple transactions) of more than 25% of the equity of the Licensee, (ii) any change of the Licensee’s managing member, (iii) the sale of all or substantially all of the assets of Licensee, (iv) the sale, transfer, assignment, or disposition of the Cannabis Permits by the Company and/or Licensee, and/or (v) Licensee’s loss of rights, privilege, and access to occupy the Premise.

e. “Claims” means any claim, demand, dispute, controversy or cause of action.

f. “Commercial Cannabis Activity” means all commercial cannabis activity that the Licensee is lawfully engaged to conduct in the Territory which originate from the Premise.

g. “Confidential Information” means any and all information and physical manifestations thereof not generally known or available outside the Licensor and information and physical manifestations thereof entrusted to the Licensor in confidence by third parties, whether or not such information is patentable, copyrightable or otherwise legally protectable. Confidential Information includes, without limitation: all information related to the Licensed Marks, technical data, trade secrets, know-how, research, product or service ideas or plans, software codes and designs, algorithms, developments, inventions, patent applications, laboratory notebooks, processes, formulas, techniques, biological materials, mask works, engineering designs and drawings, hardware configuration information, agreements with third parties, lists of, or information relating to, employees and consultants of the Licensor (including, but not limited to, the names, contact information, jobs, compensation, and expertise of such employees and consultants), lists of, or information relating to, suppliers and customers (including, but not limited to, customers of the Licensor on whom the Licensee called or with whom the Licensee became acquainted during the Term), price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to the Licensee by the Licensor either directly or indirectly, whether in writing, electronically, orally, or by observation.

h. “CCB” means the Nevada Cannabis Compliance Board.

i. “Licensed Marks” shall mean the following marks and trademarks owned by the Licensor: “BAM” “BODY AND MIND” and “BAM BODY AND MIND”, whether registered or unregistered, including the listed registrations and applications and any registrations which may be granted pursuant to such applications.

j. “Losses” means losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

k. “Permitted Use” means the use of the Licensed Marks by Licensee, during the Term, to brand Licensee’s (i) cannabis which was cultivated at the Premise, (ii) cannabis distribution activities originating from the Premise, (iii) cannabis production activities originating from the Premise, and (iv) any ancillary uses of the Licensed Marks for Commercial Cannabis Activity that originates at the Premise;

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l. “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

m. “Premise” has the meaning set forth in the recitals.

n. “Representatives” means a Party’s and its Affiliates’ shareholders, members, managers, employees, officers, directors, consultants, and legal advisors.

o. “Term Derived Derivative” means, any intellectual property that is derived from the Licensed Marks during the Term. For purposes hereof, Term Derived Derivatives shall be treated as Licensor’s intellectual property.

p. “Territory” means State of Nevada.

q. “USPTO” means the United States Patent and Trademark Office.

2. GRANT OF RIGHTS

a. Non-Exclusive License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, without express or implied representations or warranties of any kind, during the Term, a royalty-free, non-exclusive, non-transferable, and non-sublicensable (except as otherwise set forth in herein) license (the “License”) to utilize the Licensed Marks, solely in connection with the Permitted Use, solely within the Territory, and solely during the Term; provided that Licensee shall use the Licensed Marks in strict compliance with Applicable Law; and (ii) Licensee shall not modify or create a derivative work of the Licensed Marks (provided that, in the event that a Term Derived Derivative is created, the provisions of Section 2(b)(ii) shall apply). The foregoing grant shall pertain only to the Permitted Use within the Territory and does not extend to any other product or service.

b. Reservation of Rights.

i. This Agreement does not authorize or permit any use that is not expressly set forth herein and all such other rights are expressly reserved by Licensor.

ii. Licensee acknowledges and agrees that during the Term and thereafter, that as between the Parties, the Licensed Marks (and/or any Term Derived Derivative) and all rights therein, belong exclusively to Licensor. Licensee agrees that its use of the Licensed Marks inures solely to the benefit of Licensor and that the Licensee shall not acquire any rights in the Licensed Marks (and/or any Term Derived Derivative) by its use hereunder. In the event that Licensee acquires any rights in the Licensed Marks (and/or any Term Derived Derivative), by operation of law, or otherwise, such rights shall be deemed and are hereby irrevocably assigned to Licensor without further action by the Parties. Licensee shall not, at any time during or after the Term of this Agreement dispute or contest, directly or indirectly, Licensor’s right and title to the Licensed Marks (and/or any Term Derived Derivative) or the validity of the Licensed Marks (and/or any Term Derived Derivative). Licensee agrees to execute any documents reasonably requested by Licensor to effect any of the above provisions. Licensor makes no representations, extends no warranties of any kind, and confers no right by implication, estoppel or otherwise, other than the licenses, rights and warranties expressly provided herein. Without limiting any of Licensor’s other remedies, whether in law or equity, Licensee acknowledges and agrees that Licensor shall have the right to injunctive relief, to prevent and/or cure a breach or threatened breach of this Agreement by Licensee.

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iii. Licensor makes no representations, extends no warranties of any kind, and confers no right by implication, estoppel or otherwise, other than the licenses, rights, and warranties expressly provided herein.

iv. Without limiting any of Licensor’s other remedies, whether in law or equity, Licensee acknowledges and agrees that Licensor shall have the right to injunctive relief, to prevent and/or cure a breach or threatened breach of this Agreement by Licensee.

c. Confidentiality.

i. Licensee shall not use the Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement.

ii. Licensee shall hold and maintain all Confidential Information in the strictest confidence and unless expressly permitted hereunder, shall not disclose the Confidential Information to any Person without the Licensor’s prior written consent; provided, however, Licensee may disclose the Confidential Information to its Representatives who: (A) have clear and convincing “need to know” for purposes of the Licensee’s engagement in the Permitted Use in the Territory, or exercise of its rights with respect to such Licensed Marks; and (B) have been apprised of this restriction. Moreover, Licensee shall be responsible for ensuring its Representatives’ compliance herewith and shall be liable for any breach by its Representatives hereof.

iii. Notwithstanding anything to the contrary contained herein, in the event that the Licensee becomes legally compelled to disclose any Confidential Information, Licensee shall: (A) to the extent legally permitted, provide prompt notice to the Licensor so that the Licensor may seek a protective order or other appropriate remedy; and (B) disclose only the portion of Confidential Information that Licensee is legally required to furnish.

d. Limited Sublicense Right. Notwithstanding Section 2(a), the Licensor consents to the Licensee sublicensing the License to the Company during the Term (the “Limited Sublicense Right”). Provided however, the Limited Sublicense Right shall only be valid so long as the Licensee is the sole equity holder of the Company and provided no other Change of Control Event has occurred. This Limited Sublicense Right shall automatically terminate upon the dissolution of the Company, upon any change of equity of the Company, upon any change of management of the Company, or any change of the Cannabis Permits.

e. Limited Exclusivity Right. Notwithstanding Section 2(a), the License shall be exclusive to the Licensee in the Territory (the “Limited Exclusivity Right”) until such time that the Licensor delivers written notice to the Licensee of its intent to terminate the Limited Exclusivity Right (the “Exclusivity Notice” and the date received by the Licensee, being the “Notice Date”). The Limited Exclusivity Right shall remain in place until the one (1) year anniversary of the Notice Date (the “Exclusivity Remaining Term”), at which time the Limited Exclusivity Right shall automatically terminate. Provided however, the Licensor shall only be able to terminate the Limited Exclusivity Right if: (i) the Licensor is intending to utilize the Licensed Marks in the Territory, (ii) one or more of the Licensor’s Affiliates is intending to utilize the Licensed Marks in the Territory, and/or (iii) the Licensor (or its parent Affiliate) is intending, or does, enter into a merger, a sale of substantially all or all of its assets, liquidation or assignment for benefit of creditors, a sale of a majority of its capital stock, or other significant sale or acquisition transaction (each being a “Takeover Event”). If, following the delivery of the Exclusivity Notice and prior to the expiration of the Exclusivity Remaining Term, the Takeover Event does not materialize (in the reasonable determination of the Licensor), then the Limited Exclusivity Right shall remain in place until such time as the Licensor delivers another Exclusivity Notice.

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3. ROYALTY-FREE LICENSE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged Licensor grants to Licensee the License on a gratis, royalty-free, fully-paid basis.

4. TERM AND TERMINATION.

a. Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of ninety-nine (99) years (the “Term”), unless terminated earlier as set forth below.

b. Termination. Licensor shall have the right to terminate this Agreement without prejudice to any rights which it may have, whether pursuant to the provisions of this Agreement or at law, or in equity, or otherwise, upon the occurrence of any one or more of the following events:

1. effective immediately, (i) if Licensee’s cultivation cannabis license or permit is revoked or suspended, (ii) upon the expiration or termination of Licensee’s right to use the Premise, (iii) upon the occurrence of a Change of Control Event, (iv) should Licensee and/or Company make an assignment for the benefit of its creditors, and/or (v) any effort or attempt by Licensee to sublicense, transfer, assign, or divest the License (except as allowed for herein).

2. effective after thirty (30) days’ notice should Licensee’s use of the Licensed Marks fail to comply with Applicable Law or other governmental requirements, unless such breach is cured within said notice period.

3. effective after thirty (30) days’ notice should Licensee use the Licensed Marks outside of the Permitted Use, unless such breach is cured within said notice period and provided such nonpermitted use did not adversely affect the Licensed Marks and/or the Licensor, in Licensor’s sole discretion.

4. effective after thirty (30) days’ notice should Licensee fail to make any payment due to Licensor under this Agreement when such payment is due hereunder unless such breach is cured within said notice period.

5. effective after thirty (30) days’ notice should Licensee cease or admits in writing its intention to cease the conduct of its business in the ordinary course.

6. effective after thirty (30) days’ notice should Licensee and/or Company file a voluntary petition or proceeding in bankruptcy or under any federal or state bankruptcy or insolvency or other law for the relief of debtors; consents to the appointment of a receiver, custodian or liquidator for a portion of its business or property; has filed against it and not dismissed within thirty (30) days an involuntary proceeding under any federal or state bankruptcy or insolvency or other law for the relief of debtors or for the appointment of a receiver, custodian or liquidator.

7. effective after thirty (30) days’ notice should Licensee breach or fail to perform any other terms or provisions of this Agreement not otherwise provided for herein, unless such breach is cured within said notice period

8. effective after thirty (30) days’ notice upon Licensor becoming aware of any lien or encumbrance being placed on the License and/or Licensed Marks, unless such breach is cured within said notice period.

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c. Effect of Termination. Upon the expiration or termination of this Agreement for any reason whatsoever, all rights of Licensee under this Agreement shall terminate and automatically revert to Licensor. Upon expiration or termination, Licensee shall immediately discontinue all use of the Licensed Marks and shall no longer have any right to use the Licensed Marks or any variation or derivative work thereof in any manner or for any purpose whatsoever.

5. REPRESENTATIONS AND WARRANTIES

a. Each Party represents and warrants to the other Party that: (i) it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization or chartering; and (ii) the execution of this Agreement by its Representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party.

b. Licensee represents and warrants to Licensor that: (i) Licensee has not entered into any other agreements with any other Person in conflict herewith; (ii) for the duration of the Term, Licensee shall maintain in good standing all cannabis licenses required by Applicable Law and shall perform all Commercial Cannabis Activity in compliance with Applicable Law; (iv) for the duration of the Term, Licensee shall maintain all applicable insurance policies in compliance with Applicable Law; (v) for the duration of the Term, Licensee’s use of the Licensed Marks shall conform with Applicable Law; (vi) Licensee will not take any act or omission injurious to the reputation and good will associated with the Licensed Marks; and (v) Licensee shall strictly abide by the trademark guidelines set forth in Exhibit A (the “Guidelines”), and incorporated herein.

6. INDEMNITY

a. Licensee agrees to indemnify, hold harmless and defend Licensor and its Representatives against all Losses arising out of or resulting from any third-party Claim related to or arising out of: (i) any breach or alleged breach by Licensee of this Agreement, including the representations, warranties, covenants and agreement set forth herein; (ii) Licensee’s gross negligence or willful misconduct related to Licensee’s performance hereunder; (iii) Licensee’s failure to abide by the Guidelines; (iv) Licensee’s use of the License and Licensed Marks, including any product liability claim; and (v) any violation of Applicable Law.

b. In any claim for indemnification under this Agreement, the Party seeking indemnification (“Indemnitee”) shall give written notice to the indemnifying Party (“Indemnitor”) with reasonable promptness after becoming aware of any Claim involving, or which could involve, an indemnifiable Claim under this Agreement. Indemnitee shall notify Indemnitor in writing of the Claim and Indemnitor shall cooperate with Indemnitee. Indemnitor shall immediately take control of the defense and investigation of such Claim and shall employ competent counsel of its choice (but approved by Indemnitee, in its reasonable discretion) to handle and defend the same, at Indemnitor’s sole cost and expense. Indemnitor shall not settle any Claim in a manner that adversely affects the rights of Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld or delayed. Indemnitor shall advance all expenses incurred by Indemnitee in connection with the Claim, the advances to be made hereunder shall be paid by Indemnitor to Indemnitee as soon as practicable, but in any event no later than thirty (30) calendar days after written demand to Indemnitor from the Indemnitee. The Indemnitee may participate in and observe the proceedings.

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7. LIMITATION OF LIABILITY

a. QUITCLAIM LICENSE. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LICENSED MARKS ARE BEING LICENSED BY LICENSOR TO LICENSEE ON A QUITCLAIM BASIS. ACCORDINGLY, LICENSOR EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND/OR WARRANTIES OF ANY KIND WITH RESPECT TO THE LICENSED MARKS, INCLUDING, BUT NOT LIMITED TO, REPRESENTATIONS AND/OR WARRANTIES REGARDING TITLE, ENFORCEABILITY, NON-INFRINGEMENT, OR VALIDITY OF THE LICENSED MARKS.

b. LIMITATION OF LIABILITY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LICENSOR SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, RESULTING FROM THE USE OR THE INABILITY TO USE THE LICENSED MARKS. LICENSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES FOR CLAIMS DISPUTES AND OTHER MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE USE OF THE LICENSED MARKS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN. LICENSOR’S MAXIMUM LIABILITY TO LICENSEE ARISING HEREUNDER SHALL BE LIMITED TO THE SUMS PAID BY LICENSEE TO LICENSOR HEREUNDER.

8. SUBLICENSING AND ASSIGNMENT.

a. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

b. Except for the Limited Sublicense Right, the Licensee shall not sublicense the Licensed Marks, or any other rights granted hereunder, without the prior written consent of Licensor, as determined by Licensor in Licensor’s sole and exclusive discretion. This Agreement is non-transferable by Licensee for any purpose, indivisible and non-assignable, except with the prior written consent of Licensor, as determined by Licensor in its sole and exclusive discretion. Except for as expressly allowed for in this Agreement, any attempt by Licensee to transfer, assign, divest, or sublicense the License, or otherwise grant any Person a right in the License or Licensed Marks shall be grounds for immediate termination of this Agreement by Licensor.

c. Licensor’s rights and obligations hereunder shall be freely assignable.

9. MISCELLANEOUS

a. Notice. Any notice, demand, communication or other document required, permitted, or desired to be given hereunder shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, by Federal Express or other reputable overnight courier, or by email, and addressed to the party at the respective numbers and/or addresses set forth below each Party’s signature block, and the same shall be deemed given and effective (i) upon receipt or refusal if delivered personally or by hand delivered messenger service, (ii) the date received or refused if sent by Federal Express or other reputable overnight courier, (iii) the date received or refused if mailed by United States registered or certified mail, return receipt requested, postage prepaid, and (iv) the next business day following transmittal of electronic mail. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

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b. Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

c. Severability. In the event that any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

d. Relationship of The Parties. The relationship between the Parties is that of independent contractors. Nothing in this Agreement shall create or shall be deemed to create any joint venture or partnership between the Parties, nor shall anything in this Agreement render or be construed to render any of employees or agents of Licensor to be employees or agents of the Licensee or any employee or agent of Licensee to be considered an employee or agent of Licensor. Each Party acknowledges exclusive responsibility for and indemnifies the other Party against withholding and payment of any and all taxes, including but not limited to FICA taxes, worker’s compensation insurance premiums, unemployment, state and federal income taxes, and any such withholding payments required under state or federal law, as well as vacation pay, paid sick leave, retirement benefits, and employee benefits of any kind whatsoever for all personnel on their payroll, and neither Party shall be liable for any of the foregoing with regard to personnel on the other Party’s payroll.

e. Entire Agreement. This Agreement and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

f. Amendments. Any amendment to this Agreement must be in writing and signed by an authorized person of each Party.

g. Surviving Rights. Any rights or obligations of the Parties in this Agreement which, by their nature, should survive termination or expiration of this Agreement will survive any such termination or expiration.

h. Further Assurances. Each Party shall, upon the reasonable request of the other Party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

i. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

j. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

k. Equitable Relief. Each Party acknowledges that a breach by the Party of this Agreement may cause the other Party irreparable damages, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, the other Party will be entitled to seek equitable relief, including a restraining order, injunctive relief, specific performance and any other relief that may be available from any court, in addition to any other remedy to which the other Party may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity (which are cumulative and may be exercised singularly or concurrently), subject to any express exclusions or limitations in this Agreement to the contrary.

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l. Counterparts; Electronic Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

m. Force Majeure. Neither Party shall be responsible for delays or failure of performance under this Agreement to the extent resulting from causes that are beyond the reasonable control of such Party and which render the continued performance of this Agreement impossible, impractical or illegal, including, but not limited to, fire, flood, explosion, tornado, epidemic, earthquake, snowstorm, ice storm or other act of God, embargo, explosion, malfunction, riots, civil disputes, acts or threatened acts of terrorism or war, failure of the internet or government controls or regulations, lack of availability of source material meeting the qualifications and standards in this Agreement at commercially reasonable prices, and problems or defects in relation to the Internet and/or any telecommunication systems. The existence of such causes of such delay or failure shall extend the period for performance to the extent necessary to enable complete performance in the exercise of reasonable diligence after the causes of delay or failure have been removed.

n. Jurisdiction and Disputes.

i. This Agreement shall be governed and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Nevada.

ii. In the event of any claim arising out of or relating to any performance required under this Agreement, the Ancillary Agreements, or the interpretation, validity or enforceability of this Agreement, the parties hereto shall use their good faith efforts to settle the claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the parties. If the claim cannot be settled through negotiation within a period of seven (7) days, the parties agree to attempt in good faith to settle the claim through mediation, administered by a mediator mutually agreeable to the parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified, within a period of thirty (30) days, then, upon notice by either Party to the other they shall commence arbitration as set forth below. A party failing or refusing to submit a claim to mediation shall not be entitled to an award of attorney’s fees even if later they are determined to be the prevailing party.

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iii. Subject to the foregoing, the parties agree to submit all Claims, and any dispute related to this Agreement to binding arbitration before JAMS. The arbitration shall be held in accordance with the JAMS then-current Streamlined Arbitration Rules & Procedures (and no other JAMS rules), which currently are available at: https://www.jamsadr.com/rules-streamlined-arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in Nevada, selected pursuant to the JAMS rules. The parties expressly agree that any arbitration shall be conducted in the Clark County, Nevada. Each party understands and agrees that by signing this Agreement, such party is waiving the right to a jury. The arbitrator shall apply Nevada substantive law in the adjudication of all Claims. Notwithstanding the foregoing, any party to a Claim may apply to the state courts located in Clark County for a provisional remedy, including, but not limited to, a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. After a demand for arbitration has been filed and served, the parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by Nevada law unless the prevailing party failed or refused to first submit their claim to mediation in accordance with the subsection directly above. The arbitrator’s decision shall be final and binding upon the parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the conclusion of the arbitration proceedings. The prevailing party may submit the arbitrator’s decision to state courts located in Clark County for an entry of judgment thereon. Any party’s failure to pay their pro rata share of any arbitration fees and expenses shall not be grounds to delay the appointment of an arbitrator or to stay the arbitration. Further, any failure of a party to pay such fees and/or expenses within 30 days of the respective due date shall constitute a default by that party and entitle the non-defaulting party to the entry of a default judgment by the arbitrator against the defaulting party. Any default judgment awarded by an arbitrator shall be fully enforceable, and all defenses to entry, enforcement, or collection upon that default judgment are waived.

[signatures on following page]

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date set forth below.

LICENSOR:		LICENSEE:

DEP Nevada Inc.		Fox Farms, LLC

By:	/s/ Stephen ‘Trip’ Hoffman	By:	/s/ Alex Fox
	Name: Stephen “Trip” Hoffman Its: President		Name: Ivan Alexander Fox Its: Authorized Signatory

Address:	2625 N Green Valley Pkwy Suite 150 Henderson, NV 89014	Address:	1800 Industrial Road Suite 108G Las Vegas, Nevada 89102
Email:	triphoffman@bodyandmind.com	Email:	ivanfox2019@gmail.com

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Exhibit A

Trademark Protection Guidelines

1. USE OF THE LICENSED MARKS

a. Licensee acknowledges that Licensor is the owner of the goodwill attached or which shall become attached to the Licensed Marks in connection with the Permitted Use.

b. The Parties hereby agree to cooperate with each other in the conduct or defense of any Claim, and in the negotiations in respect of any Claim relating to any of the Licensed Marks.

c. Licensee shall never challenge or encourage anyone to challenge Licensor’s ownership of or the validity of the Licensed Marks or any application for registration thereof or any trademark, copyright or other registration relating to the Licensed Products or any rights of Licensor thereto.

d. Licensee shall not, at any time or in any manner, knowingly or intentionally, engage in any activity or perform or permit any act which may in any way adversely affect any rights of Licensor to the Licensed Marks or any registrations or applications for registration thereof or which may directly or indirectly reduce the value of the Licensed Marks or derogate or detract from the repute thereof. To the extent that Licensee should have known that the consequences of the aforesaid action taken by or on behalf of Licensee, or caused by Licensee, was likely to materially adversely affect the interests of Licensor, such action shall be deemed to be a breach of this subsection, whether or not the Licensee engaged in such action knowingly and/or intentionally.

e. In the event of Licensee’s unapproved or unauthorized use of the Licensed Marks, including promotional and advertising materials, or the failure of Licensee to comply with any provisions hereof, Licensor shall have the right to: (i) immediately revoke Licensee’s rights with respect to any such Licensed Product licensed under this Agreement, and/or (ii) at Licensee’s expense, confiscate or order the destruction of such unapproved, unauthorized or noncomplying products and materials. Such right(s) shall be in addition to and without prejudice to any other rights Licensor may have under this Agreement or otherwise.

f. Licensee recognizes the great value of the good will associated with the Licensed Marks and acknowledges that such good will belongs exclusively to the Licensor, and that Licensee shall acquire no proprietary rights in the Licensed Marks or their good will by virtue of this Agreement. Licensee further recognizes that the Licensed Marks have acquired secondary meaning in the mind of the public. Accordingly, Licensee agrees that the breach of its obligations under this Agreement will cause Licensor irreparable damages which may not be compensable by monetary damages, and that in the event of such breach, in addition to any other rights or remedies which Licensor may have, Licensor may seek and obtain injunctive relief, without the necessity of posting bond (unless otherwise required by law).

g. Licensee shall promptly notify Licensor in writing, giving reasonable detail, if any of the following matters come to its attention: (A) any actual, suspected or threatened infringement of the Licensed Marks; (B) any actual, suspected or threatened Claim contesting Licensor’s ownership of the Licensed Marks; (C) any actual, suspected or threatened Claim that use of the Licensed Marks infringes the rights of any third party; or (D) any other actual, suspected or threatened Claim to which the Licensed Marks may be subject.

Exhibit A	Page 12 of 13

h. Licensor shall have the initial right, but not the obligation, in Licensor’s sole discretion, to determine whether, and in what manner, to assert and bring claims to protect, preserve, or defend the Licensed Marks against actual or suspected infringement, attack or challenge. If Licensor decides to assert its rights or bring any Claim, Licensee agrees, as may be reasonably requested by Licensor, to cooperate with Licensor in any such action, including, without limitation, by joining the action as a party if necessary to maintain standing or otherwise bring suit. All out-of-pocket expenses, including reasonable attorneys’ fees, expert witness fees, and court costs, related to Licensee’s participation in such infringement action at the request of Licensor, shall be borne solely by Licensor. Any award, or portion of any award, recovered by Licensor in any such action or proceeding commenced by Licensor shall belong solely to Licensor after recovery by both parties of their respective actual out-of-pocket costs. To the extent that Licensee shares any costs as a result of such assistance, Licensee shall share in any recovery, pro-rata in proportion to any costs actually incurred by Licensee.

i. If Licensor determines not to take any such action with respect to the Licensed Marks, it shall notify Licensee, who, upon receiving the consent of Licensor, may take such protective action in its own name and at its own expense; provided that Licensee keep Licensor informed of the status of Licensee’s activities regarding such action and any settlement or other resolution thereof. Prior to entering into any settlement or commencing or engaging in any litigation or suit with respect to any Licensed Marks, Licensee shall obtain Licensor’s approval to enter into such settlement or commence or engage in such litigation. Licensor shall cooperate with Licensee or join in any such action at Licensee’s reasonable request and expense. All out-of-pocket expenses, including reasonable attorneys’ fees, expert witness fees, and court costs, related to Licensor’s participation in such infringement action at the request of Licensee shall be borne solely by Licensee. Any award, or portion of any award, recovered by Licensee in any such action or proceeding commenced by Licensee shall belong solely to Licensee, after recovery by both Parties of their respective actual out-of-pocket costs. To the extent that Licensor shares any costs as a result of such assistance, Licensor shall share in any recovery, pro-rata in proportion to any costs actually incurred by Licensor.

j. The Parties hereby agree to cooperate with each other in the conduct or defense of any legal action, and in the negotiations in respect of any legal action relating to any of the Licensed Marks, and each will provide to the other all relevant data, information and material in its possession which may be helpful in such action or negotiation, at the cost and expense of the Party requesting such data, information and material.

Exhibit A	Page 13 of 13